                                                                    EXHIBIT 4.10

                            GROUP 1 AUTOMOTIVE, INC.
                            REGULATION S GLOBAL NOTE

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER OF THIS NOTE SHALL BE DEEMED TO HAVE AGREED TO INDEMNIFY THE ISSUER AND THE SUBSIDIARY GUARANTORS AGAINST CERTAIN LOSSES ARISING OUT OF INFORMATION FURNISHED IN WRITING BY THE HOLDER OF THIS NOTE FOR INCLUSION IN ANY SHELF REGISTRATION STATEMENT UNDER THE CIRCUMSTANCES CONTEMPLATED BY THE REGISTRATION RIGHTS AGREEMENT.

                            GROUP 1 AUTOMOTIVE, INC.

        No. R-2                                                 $350,000

                                                           CUSIP No. U03903 AA 6
                                                           ISIN No. USU03903AA60

               8.25% Senior Subordinated Note due August 15, 2013

         Group 1 Automotive, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred and Fifty Thousand Dollars on August 15, 2013 or such greater or lesser amount as may be indicated on Schedule A hereto.

         Interest Payment Dates: February 15 and August 15.

         Regular Record Dates: February 1 and August 1.

         Additional provisions of this Note are set forth on the other side of this Note.

                                               GROUP 1 AUTOMOTIVE, INC.

                                               By: /s/ Scott L. Thompson
                                                  ______________________________
                                                   Scott L. Thompson
                                                   Executive Vice President

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WELLS FARGO BANK, N.A.,
     as Trustee, certifies that
     this is one of the Notes
     referred to in the Indenture.

By   /s/ DEIRDRE H. WARD
  __________________________
     Authorized Signatory

Dated: August 13, 2003

                                 [REVERSE SIDE]

                      8.25% Senior Note due August 15, 2013

         Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. Group 1 Automotive, Inc., a Delaware corporation (the "Company"), promises (i) to pay interest on the principal amount of this Note at 8.25% per annum from August 13, 2003 until maturity, provided that any principal and premium, and any installment of interest, which is overdue shall bear interest at the rate of 9.25% per annum (to the extent that the payment of such interest shall be legally enforceable), and (ii) to pay the Special Interest payable pursuant to Section 2(c) of the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, however, that if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes and Special Interest to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 (each a "Regular Record Date") next preceding the Interest Payment Date, even if such Notes are cancelled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 307 of the Original Indenture with respect to Defaulted Interest. Holders must surrender Notes to the Paying Agent to collect payments of principal and premium, if any. The Notes will be payable as to principal, premium, if any, interest and Special Interest, if any, at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, The City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the Security Register, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to any Holder. The Company may act in any such capacity.

         4. Indenture. This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture dated as of August 13, 2003 ("Original Indenture") among the Company, the Subsidiary Guarantors and the Trustee, as supplemented and amended by the First Supplemental Indenture of even date (the "Supplemental Indenture"). The Original Indenture, as so supplemented and amended, is referred to herein as the "Indenture." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are senior unsecured obligations of the Company limited to $150,000,000 aggregate principal amount in the case of Notes issued on the Closing Date.

         5.       Optional Redemption; Repurchases.

                  The Notes of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail in the event that on or before August 15, 2006 the Company receives net proceeds from the sale of its Common Stock in one or more Equity Offerings, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture, provided, however, that at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture remains outstanding after each such redemption. Any such redemption must occur on a Redemption Date within 90 days of any such sale at a Redemption Price of 108.25% of the principal amount of the Notes, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

                  The Notes are further subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after August 15, 2008, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning August 15 of the years indicated:

Year                                 Redemption Price
----                                 ----------------
2008                                     104.125%
2009                                     102.750%
2010                                     101.375%

and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

                  Prior to August 15, 2008, upon not less than 30 nor more than 60 days' notice by mail the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to the greater of:

                           (1)      100% of the principal amount thereof; or

                           (2) the present value, as determined by an Independent Investment Banker, of

                                    (A)      104.125% of the principal amount of
                           the Notes being redeemed calculated as of August 15, 2008 (assuming a 360-day year consisting of twelve 30-day months), plus

                                    (B)      all required interest payments due
                           on such Notes through August 15, 2008 (excluding accrued interest), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus in each case accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
                           Date).

                  The Notes are also subject to repurchase by the Company at the option of the Holders in the event of a Change of Control or following certain Asset Dispositions, all as provided in the Indenture.

                  In the event of redemption or repurchase of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         6. Subordination. The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this
Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         7. Subsidiary Guarantees. As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under this Note are guaranteed on a senior subordinated basis pursuant to the Subsidiary Guarantees endorsed hereon. The Indenture provides that a Subsidiary Guarantor shall be released from its Subsidiary Guarantee upon compliance with certain conditions.

         8.       Events of Default; Remedies, Etc.

                  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         9. Amendments. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         10.      Transfer and Exchange of Notes.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of

Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         11. Owner. Prior to due presentment of this Note for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this
Note is overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

         12. Defeasance and Discharge. The Notes are subject to Covenant Defeasance, Defeasance and satisfaction and discharge upon the terms and conditions specified in the Indenture.

         13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. Authentication. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an Authenticating Agent.

         16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. Additional Rights and Obligations of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights and obligations set forth in the Registration Rights Agreement dated as of August 13, 2003, among the Company, the Subsidiary Guarantors and the Initial Purchasers named on the signature page thereof (the "Registration Rights Agreement").

         18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and corresponding ISIN numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         19. Governing Law. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         20. Successor Company. In the event a successor assumes all the obligations of the Company under the Notes and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Group 1 Automotive, Inc.
                  950 Echo Lane, Suite 100
                  Houston, Texas 77024
                  Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

         I or we assign and transfer this Note to

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_____________________________   Your Signature:___________________________
                                                     Sign exactly as your name
                                                     appears on the other side
                                                         of this Note.
________________________________________________________________________________

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      [ ]      to the Company; or

         (2)      [ ]      pursuant to an effective registration statement under
                           the Securities Act of 1933; or

         (3)      [ ]      inside the United States to a "qualified
                           institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule
                           144A under the Securities Act of 1933; or

         (4)      [ ]      outside the United States in an offshore transaction
                           within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or 904 under the Securities Act of 1933; or

         (5)      [ ]      pursuant to the exemption from registration provided
                           by Rule 144 under the Securities Act of 1933; or

         (6)      [ ]      to an institutional accredited investor in a
                           transaction exempt from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                ________________________________
                                                Signature

Signature Guarantee:

________________________________                ________________________________
Signature must be guaranteed                    Signature

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

________________________________________________________________________________

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_______________________    _______________________________________________
                                 Notice: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 306 or 309 of the Supplemental Indenture, check the box below:

           [ ] Section 306                  [ ] Section 309

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 306 or Section 309 of the Supplemental Indenture, state the amount (in minimum denomination of $1,000 or integral multiples thereof) you elect to have purchased: $____________

Date:____________________        Your Signature:________________________________
                                                  (Sign exactly as your name
                                                   appears on the Note)

                                 Soc. Sec. or Tax Identification No.:___________

Signature Guarantee: ___________________________________
                        (Signature must be guaranteed)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:


                                                               Principal Amount of       Signature of
                 Amount of decrease     Amount of increase      this Global Note      authorized officer
                 in Principal Amount    in Principal Amount      following such          of Trustee or
Date             of this Global Note    of this Global Note   decrease or increase      Notes Custodian
----             -------------------    -------------------   --------------------    -------------------

                              SUBSIDIARY GUARANTEE

                  For value received, each of the Subsidiary Guarantors named (or deemed herein to be named) below hereby jointly and severally fully and unconditionally guarantees to the Holder of the Note upon which this Subsidiary Guarantee is endorsed, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, offer to purchase or otherwise, according to the terms thereof and of the Indenture referred to therein and to cover all the rights of the Trustee under Section 607 of the Original Indenture. In case of the failure of the Company punctually to make any such payment, each of the Subsidiary Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, offer to purchase or otherwise, and as if such payment were made by the Company.

                  Each of the Subsidiary Guarantors hereby jointly and severally agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Note or the Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or any other guarantor, or any consent to departure from any requirement of any other guarantee of all or of any of the Notes, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such release, amendment, waiver or indulgence shall, without the consent of such Subsidiary Guarantor, increase the principal amount of such Note, or increase the interest rate thereon, or alter the Stated Maturity thereof. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Subsidiary Guarantee. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default with respect to the Notes, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  The indebtedness of each Subsidiary Guarantor evidenced by this Subsidiary Guarantee is, to the extent provided in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Debt of such Subsidiary Guarantor, and the Subsidiary Guarantee of each Subsidiary Guarantor is issued subject to the provisions of the Indenture with respect thereto.

                  No reference herein to the Indenture and no provision of this Subsidiary Guarantee or of the Indenture shall alter or impair the Subsidiary Guarantee of any Subsidiary Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Note upon which this Subsidiary Guarantee is endorsed.

                  Each Subsidiary Guarantor shall be subrogated to all rights of the Holder of this Note against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of this Note pursuant to the provisions of its Subsidiary Guarantee or the Indenture; provided, however, that such Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on this Note and all other Notes issued under the Indenture shall have been paid in full.

                  This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Notes, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  The Subsidiary Guarantors or any particular Subsidiary Guarantor shall be released from this Subsidiary Guarantee upon the terms and subject to certain conditions provided in the Indenture.

                  By delivery to the Trustee of a supplement to the Indenture referred to in the Note upon which this Subsidiary Guarantee is endorsed in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of first issuance of the Notes will be deemed to have executed and delivered this Subsidiary Guarantee for the benefit of the Holder of the Note upon which this Subsidiary Guarantee is endorsed with the same effect as if such Subsidiary Guarantor was named below and has executed and delivered this Subsidiary Guarantee.

                  All terms used in this Subsidiary Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture.

                  This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

                  Reference is made to the Indenture for further provisions with respect to this Subsidiary Guarantee.

                  This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Subsidiary Guarantee to be duly executed.

                                      GROUP 1 REALTY, INC.
                                      GROUP 1 FL HOLDINGS, INC.

                                      By: /s/ Scott L. Thompson
                                          _____________________________________
                                      Name:  Scott L. Thompson
                                      Title: President

                                      BOB HOWARD AUTOMOTIVE-EAST, INC.
                                      BOB HOWARD AUTOMOTIVE-H, INC.
                                      BOB HOWARD CHEVROLET, INC.
                                      BOB HOWARD DODGE, INC.
                                      BOB HOWARD MOTORS, INC.
                                      BOB HOWARD NISSAN, INC.
                                      BOHN HOLDINGS-DC, INC.
                                      BOHN HOLDINGS-F, INC.
                                      BOHN HOLDINGS-GM, INC.
                                      BOHN HOLDINGS-S, INC.
                                      CASA CHEVROLET INC.
                                      CASA CHRYSLER PLYMOUTH JEEP INC.
                                      DANVERS-DC, INC.
                                      DANVERS-DCII, INC.
                                      DANVERS-DCIII, INC.
                                      DANVERS-GM, INC.
                                      DANVERS-N, INC.
                                      DANVERS-NII, INC.
                                      DANVERS-S, INC.
                                      DANVERS-SU, INC.
                                      DANVERS-T, INC.
                                      DANVERS-TII, INC.
                                      DANVERS-TL, INC.
                                      FMM, INC.
                                      GPI ATLANTA-F, INC.
                                      GPI ATLANTA-FLM, INC.
                                      GPI ATLANTA-FLM II, INC.
                                      GPI ATLANTA-T, INC.
                                      GROUP 1 ASSOCIATES, INC.
                                      HARVEY-T, INC.
                                      HIGHLAND AUTOPLEX, INC.
                                      HOWARD FORD, INC.
                                      HOWARD PONTIAC-GMC, INC.
                                      HOWARD-DC, INC.
                                      HOWARD-DCII, INC.

                                      HOWARD-GM, INC.
                                      HOWARD-GMII, INC.
                                      HOWARD-GMIII, INC.
                                      HOWARD-H, INC.
                                      HOWARD-HA, INC.
                                      HOWARD-FLM, INC.
                                      HOWARD-SB, INC.
                                      HOWARD-SI, INC.
                                      JIM TIDWELL FORD, INC.
                                      LUBY CHEVROLET CO.
                                      MIKE SMITH AUTOMOTIVE-H, INC.
                                      MIKE SMITH AUTOMOTIVE-N, INC.
                                      MIKE SMITH AUTOPLAZA, INC.
                                      MIKE SMITH AUTOPLEX BUICK, INC.
                                      MIKE SMITH AUTOPLEX DODGE, INC.
                                      MIKE SMITH AUTOPLEX, INC.
                                      MIKE SMITH AUTOPLEX-GERMAN IMPORTS, INC.
                                      MIKE SMITH AUTOPLEX-V, INC.
                                      MIKE SMITH GM, INC.
                                      MIKE SMITH IMPORTS, INC.
                                      MIKE SMITH MOTORS, INC.
                                      MILLBRO, INC.
                                      MILLER AUTOMOTIVE GROUP, INC.
                                      MILLER FAMILY COMPANY, INC.
                                      MILLER IMPORTS, INC.
                                      MILLER INFINITI, INC.
                                      MILLER MOTORS VAN NUYS, INC.
                                      MILLER NISSAN, INC.
                                      MILLER-NII, INC.
                                      PERIMETER FORD, INC.
                                      SUNSHINE BUICK PONTIAC GMC TRUCK, INC.

                                      By: /s/ Scott L. Thompson
                                         _______________________________________
                                      Name:  Scott L. Thompson
                                      Title: Vice President

                                      AMARILLO MOTORS-C, LTD.
                                      AMARILLO MOTORS-F, LTD.
                                      AMARILLO MOTORS-FM, LTD.
                                      AMARILLO MOTORS-J, LTD.
                                      AMARILLO MOTORS-SM, LTD.
                                      CHAPERRAL DODGE, LTD.
                                      COLONIAL CHRYSLER-PLYMOUTH, LTD.
                                      GPI, LTD.

                                      KUTZ-DC, LTD.
                                      KUTZ-N, LTD.
                                      LUBBOCK MOTORS, LTD.
                                      LUBBOCK MOTORS-F, LTD.
                                      LUBBOCK MOTORS-S, LTD.
                                      LUBBOCK MOTORS-SH, LTD.
                                      LUBBOCK MOTORS-T, LTD.
                                      MAXWELL CHRYSLER DODGE JEEP, LTD.
                                      MAXWELL FORD, LTD.
                                      MAXWELL-G, LTD.
                                      MAXWELL-N, LTD.
                                      MAXWELL-NII, LTD.
                                      MAXWELL-SM, LTD.
                                      MCCALL-H, LTD.
                                      MCCALL-HA, LTD.
                                      MCCALL-N, LTD.
                                      MCCALL-T, LTD.
                                      MCCALL-TII, LTD.
                                      MCCALL-TL, LTD.
                                      PRESTIGE CHRYSLER NORTHWEST, LTD.
                                      PRESTIGE CHRYSLER SOUTH, LTD.
                                      ROCKWALL AUTOMOTIVE-DCD, LTD.
                                      ROCKWALL AUTOMOTIVE-F, LTD.

                                      By: GROUP 1 ASSOCIATES, INC.,
                                          as general partner

                                      By: /s/ Scott L. Thompson
                                         _______________________________________
                                      Name:  Scott L. Thompson
                                      Title: Vice President

                                      GROUP 1 HOLDINGS-DC, L.L.C.
                                      GROUP 1 HOLDINGS-F, L.L.C.
                                      GROUP 1 HOLDINGS-GM, L.L.C.
                                      GROUP 1 HOLDINGS-H, L.L.C.
                                      GROUP 1 HOLDINGS-N, L.L.C.
                                      GROUP 1 HOLDINGS-S, L.L.C.
                                      GROUP 1 HOLDINGS-T, L.L.C.

                                      By: GROUP 1 AUTOMOTIVE, INC.,
                                          as sole member

                                      By: /s/ Scott L. Thompson
                                         _______________________________________
                                      Name:  Scott L. Thompson
                                      Title: Executive Vice President

                                      COURTESY FORD, LLC
                                      GULF BREEZE FORD, LLC
                                      KEY FORD, LLC
                                      KOONS FORD, LLC

                                      By: GROUP 1 FL HOLDINGS, INC.,
                                          as sole member

                                      By: /s/ Scott L. Thompson
                                         _______________________________________
                                      Name:  Scott L. Thompson
                                      Title: President

                                      BOHN-DC, LLC

                                      By: BOHN HOLDINGS-DC, INC.,
                                          as sole member
                                      By: /s/ Scott L. Thompson
                                         _______________________________________
                                      Name:  Scott L. Thompson
                                      Title: Vice President

                                      BOHN-FII, LLC
                                      BOHN-FIII, LLC
                                      HARVEY FORD, LLC
                                      HARVEY-FLM, LLC

                                      By: BOHN HOLDINGS-F, INC.,
                                          as sole member

                                      By: /s/ Scott L. Thompson
                                         _______________________________________
                                      Name:  Scott L. Thompson
                                      Title: Vice President

                                      HARVEY GM, LLC

                                      By: BOHN HOLDINGS-GM, INC.,
                                          as sole member

                                      By: /s/ Scott L. Thompson
                                         _______________________________________
                                      Name:  Scott L. Thompson
                                      Title: Vice President

                                      HARVEY SM, LLC

                                      By: BOHN HOLDINGS-S, INC.,
                                          as sole member

                                      By: /s/ Scott L. Thompson
                                         ______________________________________
                                      Name:  Scott L. Thompson
                                      Title: Vice President
                                      HARVEY OPERATIONS-T, LLC

                                      By: HARVEY-T, INC.,
                                          as sole member

                                      By: /s/ Scott L. Thompson
                                         ______________________________________
                                      Name:  Scott L. Thompson
                                      Title: Vice President

                                      IRA AUTOMOTIVE GROUP, LLC

                                      By: DANVERS-T, INC.,
                                          as sole member

                                      By: /s/ Scott L. Thompson
                                         ______________________________________
                                      Name:  Scott L. Thompson
                                      Title: Vice President

                                      GROUP 1 LP INTERESTS-F, INC.
                                      GROUP 1 LP INTERESTS-DC, INC.
                                      GROUP 1 LP INTERESTS-T, INC.
                                      GROUP 1 LP INTERESTS-GM, INC.
                                      GROUP 1 LP INTERESTS-H, INC.
                                      GROUP 1 LP INTERESTS-S, INC.
                                      GROUP 1 LP INTERESTS-N, INC.

                                      By: /s/ Mathew J. Baer
                                         ______________________________________
                                      Name:  Mathew J. Baer
                                      Title: President

                                      DELAWARE ACQUISITION-DC, LLC

                                      By: GROUP 1 LP INTERESTS-DC, INC.,
                                          as sole member

                                      By: /s/ Mathew J. Baer
                                         _______________________________________
                                      Name:  Mathew J. Baer
                                      Title: President and Secretary

                                      DELAWARE ACQUISITION-F, LLC

                                      By: GROUP 1 LP INTERESTS-F, INC.,
                                          as sole member

                                      By: /s/ Mathew J. Baer
                                         _______________________________________
                                      Name:  Mathew J. Baer
                                      Title: President and Secretary

                                      DELAWARE ACQUISITION-GM, LLC

                                      By: GROUP 1 LP INTERESTS-GM, INC.,
                                          as sole member

                                      By: /s/ Mathew J. Baer
                                         _______________________________________
                                      Name:  Mathew J. Baer
                                      Title: President and Secretary

                                      DELAWARE ACQUISITION-N, LLC

                                      By: GROUP 1 LP INTERESTS-N, INC.,
                                          as sole member

                                      By: /s/ Mathew J. Baer
                                         _______________________________________
                                      Name:  Mathew J. Baer
                                      Title: President and Secretary

                                      DELAWARE ACQUISITION-T, LLC

                                      By: GROUP 1 LP INTERESTS-T, INC.,
                                          as sole member

                                      By: /s/ Mathew J. Baer
                                         _______________________________________
                                      Name:  Mathew J. Baer
                                      Title: President and Secretary